SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 22, 2008

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events
Elkin, NC—September 22, 2008—Yadkin Valley Financial Corporation (NASDAQ: YAVY) today announced a regular quarterly cash dividend of $0.13 per share for the third quarter of 2008, payable on October 24, 2008 to shareholders of record on October 3, 2008. The dividend is the Company’s 83rd consecutive quarterly dividend and represents a yield of 3.5% based on Yadkin Valley’s closing price of $14.65 as of September 19, 2008.

Item 9.01:	Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company
By:	/s/ Edwin E. Laws
Edwin E. Laws
Chief Financial Officer

Date: September 22, 2008